UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/22/2007

SHARPER IMAGE CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  0-15827

DELAWARE	94-2493558
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

350 THE EMBARCADERO, 6TH FLOOR
SAN FRANCISCO, CALIFORNIA 94105
(Address of principal executive offices, including zip code)

(415) 445-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

As previously reported, on January 16, 2007, Sharper Image Corporation (the "Company") entered into a Settlement Agreement and Release (the "Agreement") in the case entitled Manuel Figueroa, et al. vs. Sharper Image Corporation et al., pending in the United States District Court for the Southern District of Florida, Miami Division (Case No.: 05-21251-CIV-Altonaga), covering all persons who purchased an Ionic Breeze branded product between May 6, 1999 and the effective date of the Agreement who do not opt out of the Agreement (the "Settlement Class"). Thereafter, on January 24, 2007, the Company entered into an Amended Settlement Agreement and Release (the "Amendment"), which did not materially change the Agreement.

On June 22, 2007, the Company entered into a Second Amended Agreement (the "Second Amendment") which amended certain of the Agreement terms, including some of the consideration to be provided to the Settlement Class. The Second Amendment provides that the $19.00 Merchandise Credits will be issued to the Settlement Class as follows: (1) one Merchandise Credit awarded to Settlement Class Members for each Ionic Breeze unit purchased by that Settlement Class Member at a price greater than $100.00 (excluding tax and shipping); and (2) only one Merchandise Credit awarded per Settlement Class Member for all Ionic Breeze products purchased by that Settlement Class Member at an individual price greater than $0.00 but less than or equal to $100.00 (excluding tax and shipping). The Second Amendment also provides that in addition to selling Ozone Guard attachments for floor models of Ionic Breeze branded products at $7.00 per unit for 180 days; Settlement Class members who qualify can file a request for an Ozone Guard with the claims administrator and will receive an Ozone Guard without charge. The Company also agreed to certain additional restrictions with respect to the Company's advertisements for the Ionic Breeze. Because of the method of calculating the Merchandise Credit to be issued as described above, the Company is not yet able to estimate the revised maximum number of Merchandise Credits that may be issued. The actual cost to the Company of the Merchandise Credit will depend upon the redemption rates of the credit by members of the Settlement Class and the number of Settlement Class Members that request an Ozone Guard.

A copy of the Second Amendment is attached hereto as Exhibit 10.1 and is incorporated in this report by reference

Item 9.01 Financial Statements and Exhibits

(d)        Exhibits

Exhibit No.                Description of Exhibit

10.1                          Second Amended Settlement Agreement and Release, dated June 22, 2007, to the Settlement Agreement and Release, dated January 16, 2007 by and among Plaintiffs Manuel Figueroa and Dixie M. Garner, the Settlement Class, and Defendant Sharper Image Corporation.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPER IMAGE CORPORATION

Date: June 28, 2007	By:	/s/ Rebecca L. Roedell
Rebecca L. Roedell
Executive Vice President, Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-9.01
Second Amendment Agreement and Release, dated June 22, 2007, to the Settlement Agreement and Release, dated January 16, 2007 by and among Plaintiffs Manuel Figueroa and Dixie M. Garner, the Settlement Class, and Defendant Sharper Image Corporation.